UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2008 (February 26, 2008)

AML Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27250	77-0130894
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1000 Avenida Acaso, Camarillo, CA		93012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (805) 388-1345

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by AML Communications, Inc. ( “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements.  Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2008, AML Communications, Inc. entered into an agreement and plan of merger to acquire the remaining interest in Mica-Tech, Inc., a California corporation, or 49% of the outstanding common stock of Mica-Tech, Inc. Under the terms of the agreement, a wholly-owned subsidiary of the Company would merge with Mica-Tech.  Following the merger, Mica-Tech would become wholly-owned by the Company.  Mica-Tech and its major shareholders provided customary representations and warranties regarding due authority, good standing, operations, and financial conditions.

The Mica-Tech shareholders in the aggregate received $1,000 for their Mica-Tech common stock.  In addition, the Company granted approximately 109,000 options to purchase Company common stock to Larry Janssen, and other current employees of Mica-Tech at the Company common stock trading price on February 19, 2008.  The Company granted 1,200,000 options to purchase Company common stock to Steven Ow at the Company common stock trading price on February 19, 2008, which are conditioned upon shareholder approval to increase the authorized number of shares of common stock under the current Company stock option plan.  Another shareholder, Jeff Romney was granted a warrant to purchase 816 shares of Company common stock.  None of the options and warrant exercisable until certain revenue conditions of Mica-Tech are satisfied.

In connection with the merger, Mica-Tech and its founder Steven Ow entered into an amended and restated promissory note in the principal amount of $521,000.  The interest rate on the note was reduced and the maturity date was extended until April 4, 2010.  Also in connection with the merger, Jacob Inbar became President and Chief Executive Officer of Mica-Tech.

The foregoing summary of the merger is qualified in its entirety by the agreement and plan of merger a copy of which was attached as an Exhibit to this Current Report on Form 8-K.

Item 2.01 Acquisition or Disposition of Assets

The Company closed the merger with Mica-Tech subject to the filing of the appropriate merger certificate with the Secretary of State of the State of California which was filed on February 28, 2008.  Information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

A copy of the Registrant’s press release is attached hereto as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

 (d)   Exhibits

  The following exhibit is furnished with this report on Form 8-K:

10.1	Agreement and Plan of Merger by and among AML Communications, Inc., Mica-Tech, Inc., Mica-Tech Acquisition, Inc. and the shareholders of Mica-Tech, Inc. dated as of February 19, 2008
10.2	Option Agreement – Steven Ow, dated February 19, 2008
99.1	Press Release of AML Communications, Inc., dated February 26, 2008

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AML COMMUNICATIONS, INC.

Date: March 3, 2008	By:	/s/ Jacob Inbar
Jacob Inbar
President & CEO

Exhibit Index

No.	Document

10.1	Agreement and Plan of Merger by and among AML Communications, Inc., Mica-Tech, Inc., Mica-Tech Acquisition, Inc. and the shareholders of Mica-Tech, Inc. dated as of February 19, 2008
10.2	Option Agreement – Steven Ow, dated February 19, 2008
99.1	Press Release of AML Communications, Inc., dated February 26, 2008